EXHIBIT 11
                         BARRETT BUSINESS SERVICES, INC.
                       STATEMENT OF CALCULATION OF AVERAGE
                            COMMON SHARES OUTSTANDING


                                                                                    Three Months                   Year
                                                                                        Ended                     Ended
                                                                                    Dec. 31, 1996             Dec. 31, 1996
                                                                                    -------------             -------------
Primary Earnings Per Share:
     Weighted average number of shares                                                 6,783,811                 6,713,943

         Stock option plan shares to be issued at prices
              ranging from $3.50 to $18.6875 per share                                   488,855                   501,310

         Warrant issues at a price of $4.20 per share                                     90,000                    90,000

         Less:    Assumed purchase at average market
                  price during the period using proceeds
                  received upon exercise of options and
                  purchase of stock, and using tax
                  benefits of compensation due to
                  premature dispositions                                                (406,013)                 (370,365)
                                                                                       ---------                 ---------

         Total Primary Shares                                                          6,956,653                 6,934,888
                                                                                       =========                 =========

Fully Diluted Earnings Per Share:
     Weighted average number of shares                                                 6,783,811                 6,713,943

         Stock option plan shares to be issued at prices
              ranging from $3.50 to $18.6875 per share                                   488,855                   501,310

         Warrant issues at a price of $4.20 per share                                     90,000                    90,000

         Less:    Assumed purchase at the higher of
                  ending or average market price during
                  the period using proceeds received
                  upon exercise of options and purchase
                  of stock, and using tax benefits of
                  compensation due to premature dispositions                            (406,013)                 (361,698)
                                                                                      ----------                ----------

         Total Diluted Shares                                                          6,956,653                 6,943,555
                                                                                       =========                 =========